Exhibit 10.2

Name:	[____________]
Number of ADSs subject to the Stock Option:	[____________]
Exercise Price Per ADS:	[____________]
Date of Grant:	[____________]
Vesting Commencement Date	[____________]

ZAI LAB LIMITED

2022 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AWARD AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Zai Lab Limited (the “Company”) to the individual named above (the “Optionee”), pursuant to and subject to the terms of the Zai Lab Limited 2022 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).

1. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)

“Beneficiary”: In the event of the Optionee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in a form acceptable to the Administrator.

(b)	“Option Holder”: The Optionee or, if at the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

2. Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of ADSs (the “Shares”) with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. Each ADS represents the right to receive [___] ([__]) Ordinary Shares (subject to any Share dividend, Share split or combination of Shares (including a reverse Share split)).

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Employment.

3. Vesting; Method of Exercise; Cessation of Employment.

(a)

Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject, in each case, to the terms of the Plan.

(i)	[Specific vesting terms to be specified in each grant.]

(b)

Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Optionee (or in such other form as is acceptable to the Administrator). Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)

Cessation of Employment. If the Optionee’s Employment ceases, except as expressly provided for in an employment or other individual agreement between the Optionee and the Company or any of its subsidiaries, the Stock Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as provided in the Plan.

4. Forfeiture; Recovery of Compensation.

(a)

The Stock Option, and the proceeds from the exercise or disposition of the Stock Option or the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)

By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Share acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.

5. Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Withholding. [The exercise of the Stock Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its subsidiaries to take the following actions with respect to withholding tax requirements: (i) withhold such amount from any amounts otherwise owed to the Optionee, (ii) cause the Optionee to tender a cash payment; (iii) permit or require the Optionee to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to sell a portion of the Shares to be delivered in connection with the exercise of the Stock Option to satisfy the withholding taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding taxes directly to the Company and/or its affiliates; or (iv) withhold Shares from the Shares issued or otherwise issuable to the Optionee in connection with the exercise of the Stock Option with a Fair Market Value (measured as of the date Shares are issued pursuant to Section 3) equal to the amount of such withholding taxes; provided, however, that the number of such Shares so withheld will be at least the minimum amount necessary to satisfy the Company’s required tax withholding but in no event more than the maximum permitted withholding under applicable law; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Securities Exchange Act of 1934, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee. Notwithstanding the foregoing, nothing in the preceding sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.]1 [The Optionee expressly acknowledges that he or she is responsible for satisfying and paying all taxes arising from, or due in connection with, the Stock Option, its exercise or a disposition of Shares acquired upon exercise of the Stock Option. The Company will have no liability or obligation related to the foregoing.]2

7. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Optionee’s Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Optionee and the Company or any of its subsidiaries, or affect any right of the Optionee to terminate his or her Employment at any time, subject to the terms and conditions of an effective employment or other individual agreement, if any, between the Optionee and the Company or any of its subsidiaries.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee. By accepting, or being deemed to have accepted, all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

[1]	To be used if the Optionee is an employee.
[2]	To be used if the Optionee is a non-employee director or other independent contractor.

9. Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

The Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the Date of Grant.

ZAI LAB LIMITED

By:

Name:

Title:

Agreed and Accepted:

By:
[Name of Grantee]

Dated: [____________]

Signature Page to Non-Statutory Stock Option Award Agreement